                                                                    EXHIBIT 10.8



                            STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is entered into as of the 26th day of September 1997, by and between GenVec, Inc., a Delaware corporation with its principal place of business at 12111 Parklawn Drive, Rockville, Maryland 20852 (the "Company"), and FUSO Pharmaceutical Industries, Ltd., a corporation organized under the laws of Japan, with its principal place of business at 3-11, 2-Chome, Morinomiya, Joto-ku, Osaka 536, Japan and its registered head office at 7-10 1-Chome, Doshomachi, Chuo-ku, Osaka 541, Japan (the "Investor"), with reference to the following recitals:

     WHEREAS, the Company was incorporated on December 7, 1992, under the laws of the State of Delaware;

     WHEREAS, the Company and the Investor have entered into a Collaboration Agreement, dated as of the date hereof and a Commercialization Agreement, dated as of the date hereof (the "Collaboration and Commercialization Agreements"), pursuant to which the Company has granted to the Investor a license to certain intellectual property described in the Collaboration and Commercialization Agreements for the uses described in the Collaboration and Commercialization Agreements and the Company and the Investor have agreed to collaborate to conduct research and develop certain gene therapy products for the treatment of human cancer (the "Collaboration"); and

     WHEREAS, the Investor desires to purchase certain of the shares of the capital stock of the Company on the terms hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1.   Terms of Sale.  Subject to the terms and conditions of this Section 1,
          -------------
the Company will issue and sell to the Investor, and the Investor will purchase from the Company, 444,445 shares of the Company's Class E Convertible Preferred Stock, par value $.01 per share (the "Shares"), for an aggregate purchase price of one million one and 25/100 U.S. dollars ($1,000,001.25). On or before the fourteenth (14th) business day after the date hereof, the Investor will deliver to the Company a certified bank check, payable to the order of the Company, or a wire transfer of immediately available funds, in an amount of one million one and 25/100 U.S. dollars ($1,000,001.25) in payment for the Shares. Upon receipt of such payment by the Company on a business day, subject to receipt of stockholder approval ("Stockholder Approval") of the Company's Restated Certificate of Incorporation attached hereto as Exhibit A (the "Restated
                                                ---------
Certificate"), the Investor will be deemed to be the holder of record of the Shares and the Company will promptly execute a certificate evidencing issuance to the Investor of the appropriate number of fully-paid and non-assessable Shares.

     2.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Company has all necessary corporate power to enter into this Agreement, and, subject to receipt of Stockholder Approval, to issue and deliver the Shares hereunder and to carry out all of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, including, without limitation, the issuance of the Shares, will, subject to receipt of Stockholder Approval, be duly authorized by all requisite corporate action on the part of the Company. This Agreement constitutes a valid and binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Upon receipt of Stockholder Approval, the Company's authorized capital stock will consist of (i) 52,005,095 shares of Common Stock, par value $.01 per share, 5,687,473 of which are outstanding; (ii) 1,334,000 shares of Class A Convertible Preferred Stock, par value $.01 per share, 1,334,000 of which are outstanding; (iii) 11,800,468 shares of Class B Convertible Preferred Stock, par value $.01 per share, 11,320,314 of which are outstanding; (iv) 21,065,000 shares of Class C Convertible Preferred Stock, par value $.01 per share, 21,065,000 of which are outstanding; (v) 2,000,000 shares of Class D Convertible Preferred Stock, par value $.01 per share, 571,429 of which are outstanding and (vi) 444,445 shares of Class E Convertible Preferred Stock, par value $.01 per share, none of which are outstanding. All outstanding shares of capital stock are, and the Shares, when issued in accordance with or as contemplated by the terms of this Agreement, will be, validly issued and outstanding, fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Shares are duly and validly authorized and reserved for issuance. Each share of Class E Convertible Preferred Stock will be convertible into a share or shares of Common Stock, at the rate, and otherwise has the designations, preferences, limitations and rights, provided for in Article NINTH of the Restated Certificate.

          (d) The Company has made available to the Investor the Company's audited financial statements for its most recent fiscal year and unaudited financial statements for its most recent interim period, in each case, to the extent available. As of the date of this Agreement, the financial statements provided are attached hereto as Exhibit B. The annual statements have been
                                ---------
prepared in a manner consistent with generally accepted accounting principles in the United States ("GAAP") and the interim financial statements have been prepared in a manner consistent with the annual financial statements (subject to normal year-end audit adjustments and the omission of footnotes required by
GAAP).

          (e) The Company has no liabilities, except: (i) as disclosed or reflected in the financial statements attached hereto as Exhibit B; (ii)
                                                         ---------
liabilities not in excess of two hundred fifty thousand U.S. dollars ($250,000.00); or (iii) as disclosed on Exhibit C.
                                        ---------

          (f) To the Company's knowledge, there are neither any pending nor threatened suits, legal proceedings, claims or governmental investigations against or with respect to the Company or its properties or assets nor any basis for any such suit, legal proceedings, claim or governmental investigation.

     3.   Representations and Warranties of the Investor.  The Investor hereby
          ----------------------------------------------
represents and warrants that:

          (a) The Investor is acquiring the Shares for purposes of investment for its own account and not with a view to, or for resale in connection with, the distribution thereof, as those terms are used in the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder. The Investor has been advised and acknowledges that it will not be able to dispose of the Shares, or any interest therein, without first complying with the relevant provisions of the Securities Act and any applicable state laws. The Investor also understands that the provisions of Rule 144 promulgated under the Securities Act, permitting routine sales of securities of certain issuers subject to the terms and conditions thereof, are not currently available to it with respect to the Shares. The Investor acknowledges that the Company is under no obligation to register the Shares or to take any action to assist the Investor in complying with terms and conditions of any exemption that might be available under the Securities Act or any state securities laws with respect to sales of the Shares by the Investor in the future.

          (b) The Investor has all corporate power to enter into this Agreement and to carry out all of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Investor. This Agreement constitutes a valid and binding instrument of the Investor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) The Investor is an "accredited investor," as that term is defined in Rule 501 promulgated under the Securities Act.

          (d) The Investor either is (i) not an "Investment Company," as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) excluded from the definition of an Investment Company under Section 3(c)(1) of the Investment Company Act.

          (e) The Investor acknowledges that the representations, agreements and acknowledgments set forth above are being given by the Investor with the understanding that they will be relied on by the Company and its Board of Directors to claim the availability of the exemption from the registration provisions of the Securities Act contained in Regulation D promulgated thereunder.

          (f) The Investor believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. In addition, it has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management and to review the Company's facilities. It has had an opportunity to ask questions of officers of the Company, which questions were answered to the Investor's satisfaction. It understands that its discussions, as well as the written information given to it by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereof or the right of the Investor to rely thereon.

     4.   Covenants of the Company.  The Company hereby covenants that, so long
          ------------------------
as (i) the Investor owns any shares of the Company's Class E Convertible Preferred Stock or shares of Common Stock into which such shares of Class E Convertible Preferred Stock have been converted and (ii) the Company has not consummated an underwritten public offering of Common Stock pursuant to one or more registration statements filed under the Securities Act (or any successor statute), the Company shall furnish to the Investor the financial statements and reports described in (a) and (b) of this section, such annual financial statements to be prepared in accordance with generally accepted accounting principles in the United States consistently applied (except as may be noted therein) and such interim financial statements to be prepared in a manner consistent with the annual financial statements (subject to normal year-end audit adjustments and the omission of footnotes), certified by the Company's chief executive or financial officer:

          (a) As soon as available, and in any event within 120 days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and related statements of operations, stockholders' equity and cash flows for such fiscal year, all in reasonable detail and setting forth in comparative form the figures as of the end of and for the previous fiscal year, which financial statements shall have been audited and shall be accompanied by an opinion addressed to the Company from independent auditors; and

          (b) As soon as available, and in any event within 60 days after the end of each fiscal quarter of the Company, an unaudited balance sheet and unaudited statements of operations and cash flows.

     5.   Covenants of the Investor.
          -------------------------

          (a) The Investor agrees that it will not sell, assign, pledge, hypothecate, encumber or in any other manner transfer or dispose (a "Transfer") of the Shares or any shares of Common Stock into which such Shares have been converted (collectively, the "Securities") during the

Research Program Term (as defined in the Collaboration Agreement), without express written consent from the Company.

          (b) Before any Securities held by the Investor may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have a right of first refusal to purchase the Securities on the terms and conditions set forth in this Section 5(b) (the "Right of First Refusal").

              (i)   Notice of Proposed Transfer.  The Investor shall deliver to
                    ---------------------------
the Company a written notice (the "Notice") stating: (A) the Investor's bona fide intention to sell or otherwise transfer such Securities; (B) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (C) the number of Securities to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Investor proposes to transfer the Securities (the "Offered Price"), and the Investor shall offer the Securities at the Offered Price to the Company.

              (ii)  Exercise of Right of First Refusal.  At any time within
                    ----------------------------------
thirty (30) days after receipt of the Notice, the Company may, by giving written notice to the Investor, elect to purchase all, but not less than all, of the Securities proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection
(b)(iii) below.

              (iii) Purchase Price.  The purchase price ("Purchase Price") for
                    --------------
the Securities purchased by the Company under this Section 5(b) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

              (iv)  Payment.  Payment of the Purchase Price shall be made in
                    -------
cash (by certified bank check, payable to the order of the Investor, or wire transfer of immediately available funds) within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

              (v) Holder of Company Securities' Right to Transfer.  If all of
                  -----------------------------------------------
the Securities proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company as provided in this Section 5(b), then the Investor may sell or otherwise transfer such Securities to the Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within ninety (90) days after the date of the Notice; (ii) any such sale or other transfer is effected in accordance with any applicable securities laws; and (iii) the Proposed Transferee agrees in writing to be bound by the obligations of the Investor set forth in this Agreement. If the Securities described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal before any Securities held by the Investor may be sold or otherwise transferred.

              (vi)  Termination of Right of First Refusal.  The Right of First
                    -------------------------------------
Refusal shall terminate upon an initial underwritten public offering of the Company's securities.

          (c) The Investor agrees to hold the Securities subject to all applicable provisions of the Securities Act, the Restated Certificate and the Amended and Restated Bylaws of the Company and this Agreement.

          (d) The Investor shall give the Company prompt written notice of any proposed disposition of the Securities and shall not proceed with any such proposed disposition without the express written consent required by paragraph
(a) of this Section 5 and unless a registration statement under the Securities Act is in effect with respect to the Securities and any applicable state securities laws have been complied with or unless the Company shall have received an opinion of counsel, satisfactory to the Company, to the effect that such registration is not required. In addition, the Investor agrees the certificates representing the Securities issued to it pursuant hereto may bear the following or similar legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND A CONTRACTUAL LIMITATION ON THEIR ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE, TRANSFER OR OTHER DISPOSITION DESCRIBED IN THE STOCK PURCHASE AGREEMENT DATED SEPTEMBER 25, 1997. IN ADDITION, THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THE SHARES NOR ANY INTEREST OR PARTICIPATION IN THE SHARES MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF THE IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

          (e) The Investor agrees not to disclose to third parties any confidential or proprietary information concerning the Company which is furnished to the Investor by the Company except as required by law or legal process. the term "confidential information" does not include information which
(i) was or becomes generally available to the public other than as a result of a disclosure by such Investor, or (ii) was or becomes available to such Investor on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company.

          (f) The Investor agrees in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any securities of the Company (other than those securities included in the registration) without the prior written consent of the Investor or the underwriters managing such initial underwritten public offering of the Company's securities (the "Managing Underwriter") for one hundred eighty (180) days, or such longer period of time as may be requested by the Managing Underwriter, from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the Managing Underwriter. The Investor shall cause any proposed purchaser, assignee, transferee or pledgee of any shares held by the Investor to agree to take and hold such securities subject to this Section 5(f).

          (g) The Investor agrees that it will not, directly or indirectly, acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any capital stock of the Company, by purchase or otherwise, except as contemplated by this Agreement or as otherwise expressly agreed to in writing by the Company.

     6.   Opinion of Counsel.  On or before September 25, 1997, the Company's
          ------------------
counsel will deliver to the Investor an opinion, in form and substance reasonably satisfactory to the Investor, that the Shares, when sold and delivered in accordance with this Agreement, will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

     7.   Miscellaneous
          -------------

          (a) Amendments and Waivers.  This Agreement and any provision hereof
              ----------------------
may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought, provided, however, a change, waiver, discharge or termination signed by a majority of the holders of the Securities shall be deemed to be binding on all holders of Securities at the time outstanding and each future holder of such Securities.

          (b) Successors and Assigns.  This Agreement will be binding upon and
              ----------------------
inure to the benefit of the successors and assigns of the Company and the successors and permitted assigns of the Investor.

          (c) Transferability.  The Investor may not transfer or assign this
              ---------------
Agreement, or any of the rights or obligations hereunder, unless it is transferred or assigned to the purchaser of all of the outstanding capital stock or all or substantially all of the assets of the Investor, including every right and interest the Investor may have in the Collaboration Agreement. The Investor further agrees that prior to any transfer of this Agreement, consistent with this Section, or any transfer of the Securities, the Investor shall comply with all provisions of Section 5 of this Agreement.

          (d) Law Governing.  This Agreement will be governed by, and construed
              -------------
and enforced in accordance with, the internal laws of the State of Delaware.

          (e) Notices.  Unless otherwise provided, all notices, requests,
              -------
demands and other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly made and received: (i) upon personal delivery or confirmed facsimile to the party to be notified; (ii) seven
(7) business days after deposit with the Unites States Post Office, by registered or certified mail or by first class mail, postage prepaid, addressed as set forth below (or Japanese equivalent of the foregoing); or (iii) two (2) business days after deposit with Federal Express or another reputable overnight courier (for two business day delivery), shipping prepaid, addressed as set forth below:

               (i)  if to the Company, then to:

                    GenVec, Inc.
                    12111 Parklawn Drive
                    Rockville, MD  20852
                    Attn:  President

                    with a copy to:

                    Attn:  Chief Financial Officer

              (ii)  If to the Investor, then to:

                    FUSO Pharmaceutical Industries, Ltd.
                    3-11, 2-Chome Morinomiya, Joto-ku
                    Osaka 536, Japan
                    Attn:  President

                    with a copy to:

                    Attn:  Chief Financial Officer

Either party may change the address to which communications are to be sent by giving five (5) business days' advance notice of such change of address to the other party in conformity with the provisions of this Section.

          (f) Headings.  The headings in this Agreement are for purposes of
              --------
reference only and will not affect the meaning or construction or any of the provisions hereof.

          (g) Execution; Counterparts.   This Agreement may be executed in any
              -----------------------
number of counterparts, each of which will be deemed to be an original as against any party whose signature appears on such counterpart, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts of this Agreement, individually or taken together, bear the signatures of all of the parties to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

                                    FUSO Pharmaceuticals Industries, Ltd.


                                    By:
                                       --------------------------------------
                                       Mikio Toda
                                       President


                                    GenVec, Inc.


                                    By:
                                       --------------------------------------
                                       Paul H. Fischer, Ph.D.
                                       President and Chief Executive Officer

                                   Exhibit A

                               State of Delaware
                        Office of the Secretary of State



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "GENVEC, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JUNE, A.D. 1996, AT 9:05 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                              /s/ Edward J. Freel
                              Edward J. Freel, Secretary of State

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  GENVEC, INC.


     The undersigned, Thomas W. D'Alonzo, President of Genvec, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. The present name of the Corporation is GenVec, Inc.

     2. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on December 7, 1992.

     3. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law, the Board of Directors having duly adopted resolutions declaring advisable this Restated Certificate of Incorporation.

     4.   This Restated Certificate of Incorporation is being filed pursuant to
Section 245 of the Delaware General Corporation Law in order to restate and integrate the Certificate of Incorporation of the Corporation. This Restated Certificate of Incorporation does not further amend the provisions of the Certificate of Incorporation of the Corporation as amended previously, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     5. The Certificate of Incorporation of the Corporation is hereby restated in its entirety as follows:

                     RESTATED CERTIFICATE OF INCORPORATION
                                OF GENVEC, INC.

     FIRST:    The name of the Corporation is:

               GENVEC, INC.

     SECOND:   The address of its registered office in the State of Delaware is:
Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: THE CORPORATION TRUST COMPANY.

     THIRD:    The nature of the business or purposes to be conducted or
promoted is:

          To have unlimited power to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:   The name and mailing address of the incorporator is as follows:

               Name                      Address
               ----                      -------
               Raymond O. Agran     12th Floor  Packard Building
                                    15th and Chestnut Streets
                                    Philadelphia, PA  19102

     FIFTH:    In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     SIXTH:    Elections of directors need not be by written ballot unless the
Bylaws of the Corporation shall so provide.

     SEVENTH:

          A.   Elimination of Certain Liabilities of Directors.  A director of
               -----------------------------------------------
the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director;

provided, however, that this shall not exempt a director from liability (i) for
-----------------
any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal of modification.

          B.   Indemnification and Insurance.
               -----------------------------

               (1) Right to Indemnification.  Each person who was or is made a
                   ------------------------
party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, the rights of indemnification provided hereby shall continue as theretofore notwithstanding such amendment unless such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives; provided, however, that, except as provided in Section (B)(2)
                 -----------------
of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) authorized by the board of directors of the Corporation.

          The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law
             -----------------
requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall he made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               (2) Right of Claimant to Bring Suit.  A claimant may bring suit
                   -------------------------------
against the Corporation under Section (B)(1) of this Article only if the Corporation fails to pay in full within thirty days of its receipt of a written claim for payment hereunder. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim (including, but not limited to, attorneys' fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               (3) Non-Exclusivity of  Rights.  The  right  to indemnification
                   --------------------------
and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

               (4) Insurance.  The Corporation may maintain insurance, at its
                   ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          C.   Amendment.  Notwithstanding the provisions of this Certificate of
               ---------
Incorporation and any provisions of the by-laws of the Corporation, no amendment to this Certificate of Incorporation shall amend, modify or repeal any or all of this Article SEVENTH unless adopted by the affirmative vote of the consent of holders of not less than three-fourths of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for purposes of this Article as a class.

     EIGHTH:   Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of

Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     NINTH:    The aggregate number of shares which the Corporation shall have authority to issue is 88,204,563 of which 52,005,095 shall be designated as Common Stock, par value $0.01 per share ("Common Stock"), 1,334,000 shall be designated as Class A Convertible Preferred Stock, par value $.01 per share ("Class A Preferred Stock"), 11,800,468 shall be designated as Class B Convertible Preferred Stock, par value $0.01 per share, ("Class B Preferred Stock"), 21,065,000 shall be designated as Class C Convertible Preferred Stock, par value $.01 per share ("Class C Preferred Stock"), and 2,000,000 shall be designated as Class D Convertible Preferred Stock, par value $.01 per share ("Class D Preferred Stock") (the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, unless otherwise indicated, are hereinafter referred to collectively as the "Preferred Stock") .

          The following is a statement of the designations, preferences, limitations and relative rights in respect of the shares of each class of stock of the Corporation:

          A.   Common Stock.
               ------------

               (1) Voting Rights.  Each holder of record of Common Stock shall
                   -------------
have the right to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation.

               (2) Dividends.  Subject to the rights of the holders of the
                   ---------
Preferred Stock, each holder of record of Common Stock will be entitled to dividends in such amounts and at such times as may be declared by the Board of Directors.

          B.   Preferred Stock.  Except as provided in Section B(5)(d)(i) of
               ---------------
this Article, each share of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock is identical in all respects and possesses the same designations, limitations and rights as each other share of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, as the case may be. Except as provided in Sections B(2)(b), B(3)(a), B(5)(a) and B(5)(d) of this Article, the Class A Preferred Stock, Class B Preferred Stock, Class C

Preferred Stock and Class D Preferred Stock are identical in all respects and possess the same designations, limitations and rights.

               (1) Dividends.  In the event that the Corporation declares or
                   ---------
pays any dividend on the Common Stock or makes, directly or indirectly, any other distribution in respect to the Common Stock, the holders of Preferred Stock shall be entitled to participate with the holders of Common Stock in any such dividends paid or set aside for payment, such that the holders of Preferred Stock shall receive, with respect to each share of Preferred Stock, an amount equal to (a) the dividend payable with respect to each share of Common Stock multiplied by (b) the number of shares (and fraction of a share, if any) of Common Stock into which such share of Preferred Stock is convertible as of the record date for such dividend.

               (2)  Voting Rights.
                    -------------

          (a) Except as otherwise provided herein or by law, the holders of Preferred Stock shall have full voting rights and powers, they shall be entitled to vote on all matters as to which holders of the Common Stock shall be entitled to vote, they shall vote together with the holders of the Common Stock as a single class, and they shall be entitled to one vote for each share of Common Stock which would be held by them if all of their shares of Preferred Stock would be converted into shares of Common Stock under Section B(5) of this Article.

          (b) Except as otherwise provided herein or by law, the vote or consent of at least two-thirds of the outstanding shares of the Class C Preferred Stock voting as a separate class shall be required for the following actions:

              (i) any change in the rights, preferences, or privileges of the Class C Preferred Stock;

              (ii) any amendment, repeal or addition of any provision of or to the By-Laws, if such action would adversely affect the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, the Class C Preferred Stock;

              (iii) the authorization of any class of equity securities ranking prior to or having preference over the Class C Preferred
     Stock with respect to dividends, redemption or assets of the Corporation;

              (iv) the reclassification of any shares of Common Stock into shares of any class of equity securities ranking prior to or having preference over the Class C Preferred Stock with respect to dividends, redemption or assets of the Corporation;

              (v) the merger or consolidation of the Corporation into or with any other corporation, the sale of all or substantially all of the Corporation's assets, or the liquidation of the assets of the Corporation, provided, however, that no such vote or consent under this Section B(2) (b)
     --------  -------
     (v) shall be required if the aggregate price to be paid to the Corporation's stockholders in the merger, consolidation, sale or liquidation is equal to or greater than an amount determined by multiplying
     (X) $1.50 per share, as adjusted to reflect any change in the number of shares of the Corporation's Common Stock as a result of a stock split, stock dividend, distribution payable in shares of the Corporation's Common Stock or other reclassification after September 19, 1995, by (y) the number of outstanding shares of the Corporation's Common Stock (for purposes of this determination only, a securityholder holding capital stock of the Corporation convertible into the Corporation's Common Stock shall be treated as having converted all such convertible stock into the Corporation's Common Stock at the applicable conversion rate, pursuant to Section B(5) of this Article, in effect at the time of this determination); and

              (vi) the acquisition by the Corporation of any corporation or other business entity if such a transaction involves (A) the issuance of equity securities of the Corporation resulting in the new securityholders having more than 25 percent of the voting power pursuant to Sections A(1) and B(2) (a) of this Article or (B) the payment of cash consideration equivalent to 25% of the product of (x) the sum of the number of shares of Common Stock and Preferred Stock then outstanding and the number of such shares underlying options and other rights to acquire such shares (irrespective of whether such shares, options or other rights are conditional or unvested) times (y) the then most recent price per share at which the Corporation sold any shares of Preferred Stock in an offering that yielded gross proceeds of not less than $5,000,000 to the Corporation.

          (c) Whenever holders of the Preferred Stock or Common Stock, separately or as a single class, are required or permitted to take any action, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

              (3)  Rights of Liquidation.
                   ---------------------

                   (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock, the holders of the Preferred Stock shall be entitled to receive payment out of such assets of the Corporation in an amount per share equal to $0.50 per share for each share of Class A Preferred Stock held by such holder, $1.00 per share for each share of Class B Preferred Stock or Class C Preferred Stock held by such holder and $1.75 per share for each share of Class D Preferred Stock held by such holder (such amounts being referred to herein as "Liquidation Preference") plus any declared but unpaid dividends on such shares of Preferred Stock. If the assets of the Corporation available for distribution to the holders of the Preferred Stock shall not be sufficient to make in full the payments required by this Section B(3)(a), such assets shall be distributed ratably among the holders of the Preferred Stock based upon the aggregate Liquidation Preferences of the shares of Preferred Stock held by each such holder.

                   (b) If the assets of the Corporation available for distribution to stockholders exceed the aggregate amounts payable pursuant to Section B(3)(a) of this Article above, the remainder of such assets shall be distributed to the holders of Preferred Stock and Common Stock on a pro rata basis, with the amount distributable to the holders of Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of such Preferred Stock had been converted into shares of Common Stock under Section of this Article.

                   (c) A merger or consolidation involving the Corporation in which the Corporation is not the surviving entity and a sale, lease or transfer of all or substantially all of the assets of the Corporation shall, at the option of holders representing a majority of the Preferred Stock voting as a single class, be deemed a Liquidation, unless in connection with such transaction, each holder of Preferred Stock receives a preferred stock having terms and conditions which are no less favorable than the terms and conditions of the Preferred Stock held by such holder prior to the transaction.

                   (d) Notwithstanding the provisions contained in Section B(3)(c) of this Article above, in the event of a merger or consolidation involving the Corporation in which the Corporation is not the surviving entity, or a sale, lease or transfer of all or substantially all of the assets of the Corporation, in which a holder of Preferred Stock would receive cash and/or marketable securities (i.e., securities registered under the Securities Act of
                       ----
1933, as amended, at the time of delivery, or securities committed to be so registered within 60 days after delivery) in an amount less than the aggregate Liquidation Preference of the shares of Preferred Stock held by such holder, then holders of a majority of the Preferred Stock then outstanding, voting as a single class, may elect, in lieu of all other rights under the terms of the transaction or this Article, to receive an amount equal to their aggregate Liquidation Preference for such shares of Preferred Stock. If the holders make such an election, each such holder shall have a priority on such holder's pro rata portion of all cash and marketable securities received in such transaction to the extent of the aggregate Liquidation Preference for such holder's shares of Preferred Stock. Such election shall be made by the holders by written notice to the Corporation within 30 days after the date of stockholder approval of the transaction (or within 30 days after receiving notice of such transaction from the Corporation if the transaction is not submitted for stockholder approval).

                   (e) In the event that the Corporation shall, at any time, issue any shares of Preferred Stock (i) by stock dividend or any other distribution upon any stock of the Corporation payable in shares of Preferred Stock, or (ii) by a subdivision of its shares of outstanding Preferred Stock, by reclassification or otherwise, the Liquidation Preference then in effect shall be reduced proportionately, and, in like manner, in the event of any combination of shares of Preferred Stock, by reclassification or otherwise, the Liquidation Preference then in effect shall be proportionately increased.

              (4) Actions Requiring the Consent of the Holders of the Preferred
                  -------------------------------------------------------------
Stock. As long as any shares of Preferred Stock remain outstanding, the consent
-----
of the holders of at least a majority of the votes which holders of Preferred Stock are entitled to cast, given in person or by proxy, either in writing without a meeting or by vote at a meeting called for such purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the By-Laws of the Corporation which (a) increases the number of authorized shares of any class of capital stock, (b) adversely affects the rights, preferences or powers of any class of Preferred Stock or of the holders thereof or (c) decreases the required time for the giving of any notice to which the holders of Preferred Stock may be entitled.

               (5)  Conversion.
                    ----------

                    (a) Right To Convert.  A holder of record of any share or
                        ----------------
shares of Class A Preferred Stock shall have the right at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Class A Preferred Stock held by such holder into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) .50 by (ii) the Conversion Factor (as defined in Section B(5)(d) of this Article below) then in effect for the Class A Preferred Stock. A holder of record of any share or shares of Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock shall have the right at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock held by such holder into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (X) 1 by (Y) the Conversion Factor (as defined in Section B(5)(d) of this Article below) then in effect for the Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock, as applicable; provided, however, that the provisions of
                                -----------------
B(5)(d)(i) shall not apply to the Conversion Factor for Class D Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the current market value of a share, as determined in good faith by the Board of Directors of the Corporation.

                    (b) Mechanics of Conversion.  If the holder of shares of
                        -----------------------
Preferred Stock desires to exercise such right of conversion, such holder must give written notice to the Corporation (the "Conversion Notice") of the election by such holder to convert a stated number of shares of Preferred Stock (the "Conversion Shares") into shares of Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than the date on which the Corporation receives the Conversion Notice (the "Conversion Date)), and by surrender of the certificate or certificates representing such Conversion Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Promptly after the Conversion Date and the surrender of the Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Conversion Shares or such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Conversion Shares. Such conversion shall be deemed to have been effected as of the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date.

                    (c) Common Stock Reserved.  The Corporation shall at all
                        ---------------------
times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of Preferred Stock at the time outstanding.

                    (d) Conversion Factor.  The initial conversion factor for
                        -----------------
the Class A Preferred Stock shall be .50 and the initial conversion factor for the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock shall be 1, subject to adjustment, in each case, in accordance with the provisions in this Section B(5)(d), except that the provisions of B(5)(d)(i) shall not apply to the Conversion Factor for Class D Preferred Stock. Such respective conversion factors in effect from time to time, as adjusted pursuant to the applicable provisions of this Section B(5)(d), are referred to herein as the "Conversion Factor" for the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock or the Class D Preferred Stock, as applicable. All of the remaining provisions of this Section B(5)(d) shall apply separately to the respective Conversion Factors in effect from time to time; provided, however, that the provisions of B(5)(d)(i) shall not apply to the
-----------------
Conversion Factor for Class D Preferred Stock.

                        (i) In the event that the Corporation shall, at any time or from time to time, issue or sell any shares of the capital stock of the Corporation (including treasury shares, but excluding (x) 1,334,000 shares of Class A Preferred Stock and 21,065,000 shares of Class C Preferred Stock, (y) an aggregate of 15,805,627 shares of Common Stock and an aggregate of 11,800,468 shares of Class B Preferred Stock that have been issued, have been reserved for issuance or will be issued pursuant to options, warrants or other commitments which have been granted or executed as of December 12, 1995 or will be granted or executed pursuant to the Corporation's 1993 Stock Incentive Plan, and (z) the shares of Common Stock issuable upon conversion of the Preferred Stock), then, immediately upon such issuance or sale, the Conversion Factor shall be reduced as follows:

                              (A) The Conversion Factor shall be changed to a
number determined by multiplying the Conversion Factor in effect immediately prior to such issuance by the following fraction:

                                A   +  B
                                      ---
                                       C
                                ---------
                                A   +  D

      wherein:

               A =      the number of Outstanding Shares (as defined below)
                        immediately prior to the subject issuance;
               B =      the aggregate consideration in dollars for the shares
                        then being issued, expressed as an absolute number;

               C = the Conversion Factor in effect immediately prior to the subject issuance with respect to the applicable class of Preferred Stock; and

               D =      the number of shares then being issued.

The applicable Conversion Factor shall be further reduced from time to time thereafter whenever any shares are so issued or converted for a price per share lower than the amount of the applicable Conversion Factor, then in effect, as adjusted prior to that date.

                              (B) In the event that any shares shall be issued
or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In the event that any shares shall be issued for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. Whenever shares are issued upon the exercise of warrants, options or other conversion rights, the consideration received therefor shall include both the consideration paid upon the issuance and upon the exercise of such warrant, option or other right.

                              (C) In the event that the Corporation shall in
any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase any Common Stock or securities convertible into Common Stock ("Convertible Securities"), or any options for the purchase of any Common Stock or Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing
(I) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such rights or options, or plus, in the case of any Convertible Securities or rights or options to purchase Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Factor in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable or issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the applicable Conversion Factor specified in Section (5)(d)(i) of this Article. No further adjustment of the applicable Conversion Factor shall be made upon the actual issue of such Common Stock or upon the actual issue of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                              (D) If the purchase price provided for in any
right or option referred to in Section B(5)(d)(i)(C) of this Article, or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Factor then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Factor which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                              (E) Notwithstanding the foregoing, upon the
consent of the holders of two-thirds of the applicable class of Preferred Stock affected and then outstanding, if the Conversion Factor for the applicable class of Preferred Stock, as set forth in this Section B(5)(d)(i) otherwise would be reduced, no such reduction in the Conversion Factor for the applicable class of Preferred Stock, as set forth in this Section B(5)(d)(i), shall occur.

                              (F) Notwithstanding the foregoing, if any holder
of shares of Preferred Stock is entitled to exercise the preemptive rights (the "Preemptive Right") set forth in Section 9 of the Second Class C Preferred Stock Purchase Agreement, dated as of September 19, 1995, or in Schedule 9 of the Amendment and Waiver Agreement, dated as of September 19, 1995 (collectively, the "Purchase Agreement") with respect to any "Issuance" (as defined in Section
9.2 of the Purchase Agreement) which would, absent the provisions of this subsection (F), result in a reduction of the Conversion Factor applicable to shares of such holder's Preferred Stock pursuant to Section B(5)(d)(i) of this Article, and if such holder (a "Non-Participating Holder") does not, by exercise of such holder's Preemptive Right, acquire not less than such holder's "Proportionate Percentage" (as defined in Section 9.2 of the Purchase Agreement) of the Issuance, then all of such holder's shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock shall automatically, and without further action on the part of such holder, be converted effective upon, subject to and concurrently with consummation of the Issuance (the "Issuance Date") as follows: each share of Class A Preferred Stock held by such Non-Participating Holder shall be converted into one share of a newly created series of preferred stock (having such number of shares as the Board of Directors may by resolution fix) which such class shall be identical in all respects to the Class A Preferred Stock, except that the Conversion Factor of such class shall be fixed immediately prior to the Issuance Date and shall be subject to no further adjustments pursuant to Section B(5)(d)(i) of this Article; each share of Class B Preferred Stock held by such Non-Participating Holder shall be converted into one share of a newly created class of preferred stock (having such number of shares as the Board of Directors may by resolution fix) which such class shall be identical in all respects to the Class B Preferred Stock, except that the Conversion Factor of such class shall be fixed immediately prior to the Issuance Date and shall be subject to no further adjustments pursuant to Section B(5)(d)(i) of this Article; and each share of Class C Preferred Stock held by such Non-Participating Holder shall be converted into one share of a newly created class of preferred stock (having such number of shares as the Board of Directors may by resolution fix) which such class shall be identical in all respects to the Class C Preferred Stock, except that the Conversion Factor of such class shall be fixed immediately prior to the Issuance Date and shall be subject to no further adjustments pursuant to Section B(5)(d)(i) of this Article. The Board of Directors of the Corporation shall take all necessary actions to designate each such new class. Upon such conversion, the shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock so converted shall be cancelled and not subject to reissuance, but instead shall be redesignated by the Board of Directors of the Corporation in accordance with the terms of this Section B(5)(d)(i)(F).

                                  (ii)    Each adjustment in a Conversion
Factor shall be calculated to the nearest tenth of a cent.

                                  (iii)   As used in this Section B(5)(d), the
term "Outstanding Shares" shall be deemed to include the number of issued and outstanding shares of Common Stock, plus the number of shares of Common Stock issuable upon the conversion of the issued and outstanding shares of Preferred Stock, but shall not include the new shares of Common Stock then being issued by the Corporation.

                                  (iv)    In the event that the Corporation
shall, at any time, issue any shares of Common Stock (A) by stock dividend or any other distribution upon any stock of the Corporation payable in shares of Common Stock or in shares of Preferred Stock, or (B) by subdivision of its shares of outstanding Common Stock, by reclassification or otherwise, the Conversion Factor then in effect shall be reduced proportionately, and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the Conversion Factor then in effect shall be proportionately increased.

                                  (v)     If any capital reorganization or
reclassification of the Common Stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Preferred Stock shall thereafter have the right to receive, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable with respect to such shares of Preferred Stock upon the exercise of their conversion rights, such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock immediately theretofore receivable with respect to such shares of Preferred Stock upon the exercise of such rights had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case, appropriate provision shall he made with respect to the rights and interests of the holders of the Preferred Stock to the end that such conversion rights (including, without limitation, provisions for adjustment of the applicable Conversion Factor) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger or sale, unless it provides the holders of the Preferred Stock at least 30 days advance notice thereof, and prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets, shall assume by written instrument, executed and mailed or delivered to the holders of the Preferred Stock, the obligation to deliver to such holders the shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive upon conversion of the shares of Preferred Stock held by such holder.

                                  (vi)    If any event occurs as to which the
other provisions of this Section B(5)(d) are not strictly applicable, or if strictly applicable would not fairly protect the conversion rights of the Preferred Stock in accordance with the intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the applicable Conversion Factor as otherwise determined pursuant to this Section B(5)(d).

          (e) Stock Transfer Taxes.  The issuance of stock certificates upon the
              --------------------
conversion of the Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issuance. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of such shares of Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (f) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Conversion Factor, the Corporation, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Factor at the time in effect for the Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Stock owned by such holder.

          (g) Notices of Record Date.  In the event of any fixing by the
              ----------------------
Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least 30 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (h) Notices.  Any notice required by the provisions of this Section
              -------
B(5) to be given to the holders of shares of Preferred Stock shall he deemed given if deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

               (6)  Mandatory Conversion.
                    --------------------

                    (a) The Corporation shall cause the conversion ("Mandatory Conversion") of all of the shares of Preferred Stock into fully paid and nonassessable shares of Common Stock, at the conversion rate then in effect, upon the occurrence of the Corporation's underwritten public offering of its Common Stock pursuant to a registration statement (other than a registration statement relating to an offer and sale of securities to employees of, or other persons providing services to, the Corporation pursuant to an employee or similar benefit plan, registered on Form S-8 or a comparable or successor form) filed under the Securities Act of 1933, as amended, which yields to the Corporation not less than $15,000,000 (before deducting any underwriters' or brokers' discounts, fees or commissions) and under which the offering price to the public is equal to at least $1.50 per share (adjusted for any stock splits, stock dividends, recapitalizations, mergers, consolidations or similar events occurring after September 19, 1995) (a "Qualifying Public Offering").

          (b) The date ("Mandatory Conversion Date") on which such Mandatory Conversion shall be deemed to occur is the date on which a closing occurs pursuant to a Qualifying Public Offering.

          (c) On the Mandatory Conversion Date, all rights of the holders of shares of the Preferred Stock as such holders shall cease except their right to receive payment of any dividends declared and unpaid to such date; such shares shall no longer be deemed to be outstanding; and the holders thereof shall on and after such date be conclusively deemed for all purposes to be holders of the shares of Common Stock into which their shares of Preferred Stock were converted.

          (d) The Corporation shall promptly give all holders of record of shares of Preferred Stock written notice of the date that a Qualifying Public Offering will occur or is anticipated to occur. Such notice shall also specify the place designated for exchanging the shares of Preferred Stock for shares of Common Stock. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of shares of Preferred Stock at such holder's address as shown in the records of the Corporation. Each holder of shares of Preferred Stock shall surrender its certificate or certificates for all such shares to the Corporation or the transfer agent at the place designated in such notice and shall, upon surrender, receive certificates for the number of shares of Common Stock to which such holder is entitled.

          (e) For the purpose of calculating the conversion ratio of Preferred Stock into Common Stock in the event of a Mandatory Conversion, such calculation shall be made in accordance with Section B(5) of this Article.

     IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation on behalf of the Corporation and have attested such execution and do verify and affirm, under penalty of perjury, that this Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 19th day of June, 1996.

                                         GENVEC, INC.


                                         By:
                                            --------------------------------
                                            Thomas W. D'Alonzo
                                            President

Attest:

By:
   --------------------------------
   Charles A. Reinhart III
   Secretary


          (Corporate Seal)

KPMG

The Global Leader



               GENVEC, INC.

               FINANCIAL STATEMENTS

               DECEMBER 31, 1996 AND 1995

               (WITH INDEPENDENT AUDITORS' REPORT THEREON)

     KPMG Peat Marwick LLP

          Suite 400
          8200 Greensboro Drive
          McLean, VA 22102-3803


INDEPENDENT AUDITORS' REPORT



The Board of Directors
GenVec, Inc.:

We have audited the accompanying balance sheets of GenVec, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GenVec, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the. Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has no source of revenue, has incurred aggregated net losses of $27,604,590 and has insufficient cash flows to sustain its operations. Such conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG Peat Marwick LLP

April 11, 1997


GENVEC, INC.

Balance Sheets

December 31, 1996 and 1995
================================================================================================

ASSETS                                                                    1996           1995
                                                                      ------------   -----------
Current assets:
   Cash and cash equivalents                                          $  5,146,226    13,879,746
   Investments (note 4)                                                  2,579,124
   Other current assets                                                    268,640       284,689
       Total current assets                                              7,993,990    14,164,435

Property and equipment (note 7):
   Equipment                                                             1,566,091     1,492,561
   Leasehold improvements                                                  176,311       176,311
   Furniture and fixtures                                                   58,256        45,399
                                                                         1,800,658     1,714,271
   Less:  Accumulated depreciation and amortization                     (1,194,228)     (690,943)
                                                                      ------------   -----------
       Net property and equipment                                          606,430     1,023,328
                                                                      ------------   -----------
Other assets                                                                37,950        38,464
                                                                      ------------   -----------
                                                                      $  8,638,370    15,226,227
                                                                      ------------   -----------

LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
   Accounts payable                                                   $    955,986       463,831
   Accrued payroll and related expenses                                    245,843       182,756
   Current portion of capital lease obligation (note 7)                    414,529       361,707
                                                                      ------------   -----------
       Total current liabilities                                         1,616,358     1,008,294

Capital lease obligation, less current portion (note 7)                    157,729       527,187

Stockholders' equity (notes 6 and 8):
   Convertible preferred stock $.01 par value:
       Class A, 1,334,000 shares authorized, issued and
         outstanding (liquidation preference of $11,320,314)                13,340        13,340
       Class B, 11,800,468 shares authorized and 11,320,314
         shares issued and outstanding (liquidation preference of
         $11,320,314)                                                      113,203       113,203
       Class C, 21,065,000 shares authorized, issuing and
         outstanding (liquidation preference of $21,065,000)               210,650       210,650
       Class D, 2,000,000 shares authorized and 571,429 shares
         issued and outstanding in 1996 (liquidation preference of
         $1,000,000)                                                         5,714
   Common stock, $.01 par value, 52,005,095 and 46,305,095
     shares authorized and 5,826,087 and 3,683,141 shares issued
     and outstanding in 1996 and 1995, respectively                         58,260        36,831
   Additional paid-in capital                                           34,095,613    32,813,151
   Accumulated deficit                                                 (27,604,590)  (19,496,429)
   Treasury stock, at cost, 279,069 common shares                          (27,907)
                                                                      ------------   -----------
       Total stockholders' equity                                        6,864,283    13,690,746
                                                                      ------------   -----------

Commitments (note 7)
                                                                      $  8,638,370    15,226,227
                                                                      ============   ===========

See accompanying notes to financial statements.

GENVEC, INC.

Statements of Stockholders' Equity

Years ended December 31, 1996, 1995 and 1994

                                    Class A                Class B                 Class C
                                Preferred Stock        Preferred Stock         Preferred Stock
                             ---------------------  ---------------------   ---------------------
                              Shares      Amount      Shares       Amount     Shares        Amount
                             ---------  ----------  ----------    --------  ----------     --------
Balance, December 31, 1993   1,334,000     $13,340   8,750,000    $ 87,500          --           --
   Issuance of Class C
    convertible
    preferred shares, net
     of issuance costs of
     $______ (note 8)               --          --          --          --   8,700,000       87,000
   Repayment of notes
    receivable                      --          --          --          --          --           --
   Purchase of Theragen,
    Inc. (note 5)                   --          --   2,165,696      21,657          --           --
   Net loss                         --          --          --          --          --           --
                             ---------  ----------  ----------    --------  ----------     --------
Balance, December 31, 1994   1,334,000      13,340  10,915,696     109,157   8,700,000       87,000
   Issuance of Class C
    convertible preferred
    shares, net of issuance
    costs of $53,698 (note 8)       --          --          --          --  12,365,000      123,650
   Issuance of common stock         --          --          --          --          --           --
   Exercise of options              --          --          --          --          --           --
   Issuance of stock for
    Theragen contingent shares,
    net of issuance costs of
    $13,335 (note 5)                --          --     404,618       4,046          --           --
   Net loss                         --          --          --          --          --           --
                             ---------  ----------  ----------    --------  ----------     --------
Balance, December 31, 1995   1,334,000      13,340  11,320,314     113,203  21,065,000      210,650
   Issuance of Class D
    convertible preferred
    shares, net of issuance
    costs of $8,683 (note 8)        --          --          --          --          --           --
   Exercise of options              --          --          --          --          --           --
   Options granted to
    consultants                     --          --          --          --          --           --
   Net loss                         --          --          --          --          --           --
                             ---------  ----------  ----------    --------  ----------     --------
Balance, December 31, 1996   1,334,000     $13,340  11,320,314    $113,203  21,065,000     $210,650
                             ---------  ----------  ----------    --------  ----------     --------

                                 Class D                                                         Treasury
                              Preferred Stock       Common Stock       Additional                  stock
                             ----------------   --------------------     paid in     Accumulated  -------
                             Shares    Amount    Shares      Amount      capital      deficit      Amount      Total
                             -------  --------  ---------    -------   -----------  -----------   -------   ----------
Balance, December 31, 1993        --        --  1,345,478    $13,455   $ 9,246,543   (3,254,126)       --    6,106,712
   Issuance of Class C
    convertible preferred
    shares, net of issuance
    costs of
    $______ (note 8)              --        --         --         --     8,583,583           --        --    8,670,583
   Repayment of notes
    receivable                    --        --                              30,000           --        --       30,000
   Purchase of Theragen,
    Inc. (note 5)                 --        --  1,796,469     17,964     2,329,000           --        --    2,368,621
   Net loss                       --        --         --         --            --   (8,693,131)       --   (8,693,131)
                             -------  --------  ---------    -------   -----------  -----------   -------   ----------
Balance, December 31, 1994                      3,141,947     31,419    20,189,126  (11,947,257)             8,482,785
   Issuance of Class C
    convertible preferred
    shares, net of issuance
    costs of $53,698 (note 8)     --        --         --         --    12,187,652           --        --   12,311,302
   Issuance of common stock       --        --    120,500      1,205        10,845           --        --       12,050
   Exercise of options            --        --     46,092        461         4,577           --        --        5,038
   Issuance of stock for
    Theragen contingent shares,
    net of issuance costs of
    $13,335 (note 5)              --        --    374,602      3,746       420,951           --        --      428,713
   Net loss                       --        --         --         --            --   (7,549,172)       --   (7,549,172)
                             -------  --------  ---------    -------   -----------  -----------   -------   ----------
Balance, December 31, 1995        --        --  3,683,141     36,831    32,813,151  (19,496,429)       --   13,690,746
   Issuance of Class D
    convertible preferred
    shares, net of issuance
    costs of $8,683 (note 8) 571,429     5,714         --         --       985,603           --        --      991,317
   Exercise of options            --        --  2,142,946     21,429       191,799                (27,907)     (27,907)
   Options granted to
    consultants                   --        --         --         --       105,060           --        --      105,060
   Net loss                       --        --         --         --            --   (8,108,161)       --   (8,108,161)
                             -------  --------  ---------    -------   -----------  -----------   -------   ----------
Balance, December 31, 1996   571,429    $5,714  5,826,087    $58,260   $34,095,613  (27,604,590)  (27,907)   6,864,283


See accompanying notes to financial statements


GENVEC, INC.

Statement of Operations

Years ended December 31, 1996, 1995, and 1994


=======================================================================================

                                                     1996         1995         1994
                                                  -----------  -----------  -----------
Research revenues (note 6)                            698,370    1,005,000    1,000,000
                                                  -----------  -----------  -----------
Operating expenses:
   Research and development                         6,077,683    6,499,830    5,645,764
   General and administrative                       2,947,165    2,025,131    1,605,722
   Clinical and regulatory                            160,315            -            -
   Product development                                117,335            -            -
   Purchase of in-process technology (note 5)               -      442,078    2,580,798
                                                  -----------  -----------  -----------
       Total operating expenses                     9,302,498    8,967,039    9,832,284
                                                  -----------  -----------  -----------
Loss from operations                               (8,604,128)  (7,962,039)  (8,832,284)
                                                  -----------  -----------  -----------
Other income (expense):
   Interest income                                    571,239      486,435      180,498
   Interest expense                                   (75,272)     (73,568)     (41,345)
                                                  -----------  -----------  -----------

       Total other income                             495,967      412,867      139,153
                                                  -----------  -----------  -----------

Net loss                                          $(8,108,161)  (7,549,172)  (8,693,131)
                                                  ===========   ==========   ==========

Net loss per share                                $     (1.71)       (2.28)       (4.18)
                                                  ===========   ==========   ==========

Shares used for computation                         4,730,436    3,311,783    2,078,831
                                                  ===========   ==========   ==========

See accompanying notes to financial statements

GENVEC, INC.

Notes to Financial Statements

December 31, 1996 and 1995
================================================================================

(1)  ORGANIZATION AND BUSINESS DESCRIPTION

     GenVec, Inc. (the Company) was incorporated under the laws of the state of Delaware on December 7, 1992. The Company is involved in the research and development of in-vivo gene therapy products, whereby corrective or therapeutic genes are introduced directly into affected organs and tissues. The Company's early clinical applications are the development of gene therapies for cardiovascular disease, cancer and cystic fibrosis.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REVENUE RECOGNITION

     Revenue from research and development contracts is recognized when earned as defined under the terms of the respective contracts. Revenue from milestone events is recognized when the milestone is achieved. Revenue recognized in the accompanying statements of operations is not subject to repayment.

     RESEARCH AND DEVELOPMENT

     Research and development costs are charged to operations as incurred. Such costs include proprietary research and development activities and expenses associated with collaborative research agreements.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Capitalized lease assets are stated at the lower of the present value of the future minimum lease payments or fair market value at the inception of the lease.

     Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets which is five years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the term of the leases. Property and equipment held under capital lease are amortized using the straight-line method over the lease term, which is 42 months.

     INCOME TAXES

     Income taxes are accounted for in accordance with Financial Accounting Standards Board Statement No. 109 (Statement 109).

(2)  CONTINUED

     Under the asset and liability method of Statement 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     CASH EQUIVALENTS

     Cash equivalents consist of highly liquid investments with original maturities of three months or less, and are stated at market value which approximates cost. Cash equivalents consist primarily of money market funds and commercial paper.

     INVESTMENTS

     The Company's short-term investments, consisting primarily of bonds and commercial paper, are classified as a held-to-maturity security portfolio as the Company has both the ability and intent to hold the securities until maturity. The portfolio is carried at amortized cost which approximates fair value.

     LOSS PER COMMON SHARE

     Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Common stock equivalents, which consist of convertible preferred stock, warrants and options, are not included in the calculation as their effect would be anti-dilutive.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles may require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     STOCK OPTION PLAN

     Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued
                     ---------------------------
     to Employees, and related interpretations. As such, compensation expense
     ------------
     would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation,
                                   ---------------------------------------
     which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures of SFAS No. 123.

(3)  LIQUIDITY

     The accompanying financial statements have been prepared on a going concern basis which contemplates the continuation of operations, realization of assets, and liquidation of liabilities in the ordinary course of business. The Company has incurred aggregate net losses of $27,604,590 and has terminated its contract with a corporate sponsor which was its sole source of revenue. The Company has insufficient cash flows to sustain its operations. Such conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

     In a continuing effort to improve the situation, the Company is focusing its strategy on pursuing corporate partnerships and exploring a variety of other financing options to raise additional capital. Nevertheless, there can be no assurance that the Company's efforts will result in positive effects on the Company's financial condition.

(4)  INVESTMENTS

     The amortized cost, gross unrealized holding gains and losses and fair value for held-to-maturity securities by major security type at December 31, 1996 were as follows:


                                                Gross
                                              unrealized
                               Amortized        holding            Fair
                                 cost        gains (losses)        value
--------------------------------------------------------------------------
Classified as  investments:
    Corporate bonds              $1,686,350       15,759          1,702,109
    Commercial paper                892,774       (6,537)           886,237
                                 ----------       ------          ---------
                                 $2,579,124        9,222          2,588,346
                                 ----------       ------          ---------
Classified as cash equivalents:
    Corporate bonds              $  601,932           37            601,969

Commercial                          989,656            -            989,656
                                 ----------       ------          ---------

                                 $1,591,588           37          1,591,625
                                 ----------       ------          ---------


     The above securities all mature in 1997.


(5)  PURCHASE OF THERAGEN, INC.

     Pursuant to an agreement effective August 8, 1994, the Company acquired Theragen, Inc., a gene therapy company incorporated under the laws of the state of Michigan. This acquisition transferred all of Theragen's technology, know-how and licenses to the Company. The purchase was effected through an exchange of all shares of Theragen stock outstanding immediately prior to the acquisition for up to 5,693,147 shares of the Company's capital stock which is comprised of common stock, Class B preferred stock and options to purchase common stock. This included contingent shares of 1,498,200 that were to be issued or vested upon the achievement of certain milestones. The cost of the acquisition was $2,580,798 in 1994, which consisted of the fair value of the Company's capital stock contributed on the purchase date as well as other direct transaction-related costs. These costs were recorded as purchase of in-process technology expense since no capitalizable technology was purchased. The acquisition was accounted for using the purchase method. Accordingly, the results of operations of the acquired company were included with those of the Company for periods subsequent to the date of acquisition.

     In 1995, the terms for the issuance or vesting of the contingent shares were modified. Instead of issuing these shares upon the achievement of certain milestones, shares and options were issued or vested in 1995 in an amount equal to 55.066 percent of the original issuable contingent shares in lieu of all contingent rights of former Theragen stockholders. As a result, shares of stock totaling 779,220 were issued at fair market value, as determined by the Company's Board of Directors, while options totaling 45,780 were vested, and 83,138 were canceled. The cost of the stock transaction is deemed to be part of the acquisition cost, and is reflected in the accompanying statements of operations as purchase of in-process technology expense.

     The following unaudited pro forma results of operations for the year ended December 31, 1994, give effect to the acquisition of Theragen, Inc. as though it had occurred on January 1, 1994. The unaudited pro forma results of operations do not include the nonrecurring charge to operations of $2,580,798 ($.82 per share) for the costs in excess of net assets acquired which was recorded as purchase of in-process technology.



Total revenues                                          $ 1,005,000
                                                        -----------
Net                                                     $(6,926,179)
                                                        -----------
Pro forma net loss per share                            $     (2.20)
                                                        -----------
Shares used for computation                               3,141,947
                                                        -----------

     The pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the purchase been made at January 1, 1994, or of results which may occur in the future.


     (6)  RELATED-PARTY TRANSACTIONS

     RESEARCH AND DEVELOPMENT AGREEMENT

     In May 1993, Genentech Inc., a stockholder owning 334,000 shares of the Company's Class A preferred stock, and 2,000,000 shares each of the Company's Class B and Class C preferred stock as of December 31, 1996, executed a five-year research and development agreement with the Company. Under this agreement, the Company performed research and development activities with respect to gene therapy products for cystic fibrosis. Genentech was required to make certain research and development payments and certain milestone payments to the Company aggregating up to * in exchange for the right to develop, manufacture, and sell potential products in the cystic fibrosis field. Contract revenues of *, * and * were recognized from Genentech in 1996, 1995, and 1994, respectively.

     Effective September 12, 1996, the research and development agreement between the Company and Genentech terminated due to a change in research focus. In the event of termination, the agreement allows the Company to require Genentech to purchase additional equity in the Company in an aggregate amount as defined in the agreement. This transaction, totaling approximately * in additional equity, is expected to occur in 1997.


(7)  COMMITMENTS

     LEASE AGREEMENTS

     In January 1994, the Company entered into a capital lease agreement allowing it to fund the acquisition of up to $1,500,000 of furniture and equipment purchases. Lease terms of new purchases were 42 months with an interest rate of 9.6 percent. In connection with this agreement, the Company granted the lessor warrants to purchase approximately 140,000 shares of Series B preferred stock at a purchase price of $1.00 per share. Pursuant to this lease agreement, in May 1994, the Company entered into a sale lease-back transaction whereby it sold and subsequently leased-back furniture and equipment to which it held title. Additional equipment purchases have been funded under extensions made to this agreement through 1996.

     Included in property and equipment at December 31, 1996 and 1995 are assets recorded under this agreement of $1,404,620 and $1,288,065, respectively. Accumulated depreciation and amortization at December 31, 1996 and 1995 includes amounts for the capital lease of $906,311 and $521,642, respectively.

     Future minimum lease payments due under this capital lease at December 31, 1996 are as follows:


1997                                                              $  450,687
1998                                                                 149,321
1999                                                                  16,204
                                                                   ---------

Total minimum lease payments                                         616,212

Less amounts representing interest at 9.6%                            43,954
                                                                   ---------

Present value of minimum capital lease payments                      572,258

Less current installments                                            414,529
                                                                   ---------

Obligations under capital lease, net of current installments       $ 157,729
                                                                   ---------


     In addition to the aforementioned capital lease, the Company leases office and laboratory space under operating leases which are cancelable at the Company's discretion with a 30 to 60 day notice. Office and laboratory rent expense under operating leases for fiscal years 1996, 1995, and 1994 was approximately $167,000, $156,000, and $105,000, respectively.

     RESEARCH AND DEVELOPMENT AGREEMENTS

     The Company has agreed to provide grants for certain research projects under agreements with several universities and research organizations. Under the terms of these agreements, the Company has received exclusive licenses to the resulting technology. Total grants paid by the Company were $2,277,000, $2,598,000, and $2,791,000 during 1996, 1995, and 1994, respectively. The Company has commitments to pay up to approximately $2,600,000 related to these grants through 1999.


(8)  STOCKHOLDERS' EQUITY

     CAPITAL CHANGES

     Effective in December 1995, the Company amended its Certificate of Incorporation which effected the authorization of a total of 46,305,095 shares of common stock and 21,065,000 shares of Class C convertible preferred stock, each having a par value of $.01 per share.

     Effective in June 1996, the Company restated its Certificate of Incorporation which effected the authorization of a total of 52,005,095 shares of common stock and 2,000,000 shares of Class D convertible preferred stock, each having a par value of $.01 per share.

     CONVERTIBLE PREFERRED STOCK

     In November 1994, the Company issued 8,700,000 shares of Class C convertible preferred stock in a private placement. In September 1995, the Company issued an additional 12,365,000 shares of Class C convertible preferred stock in a private placement. In May 1996, the Company issued 571,429 shares of Class D convertible preferred stock.

     Since its inception, the Company has issued 34,290,743 shares of convertible preferred stock (Class A, B, C, and D) for aggregate cash consideration of $31,482,000. Preferred stockholders participate in the dividends declared to common stockholders, if any, in an amount proportionate to the number of shares of common stock into which the preferred stock is convertible. Preferred holders are entitled to one vote for each share of common stock into which the preferred shares can be converted.

     In the event of any voluntary or involuntary liquidation of the corporation, before any distribution can be made to the holders of common stock, the preferred stockholders are entitled to receive payment of $.50 for each share of Class A preferred stock, $1 for each share of Class B and C preferred stock and $1.75 for each share of Class D preferred stock, plus any declared but unpaid dividends. No dividends were declared for the years ended December 31, 1996, 1995, and 1994.

     Holders of Class A, B, C, and D preferred stock have the right at any time, at their option, to convert without the payment of additional consideration, each preferred stock share into an equivalent number of common stock shares.

     Upon the occurrence of an initial public offering (IPO) of company stock which yields the Company at least $15,000,000 and under which the offering price to the public is equal to at least $1.50 per share, all preferred stock shares will convert to common stock shares.

     TREASURY STOCK

     Outstanding shares of common stock totaling 279,069 were repurchased by the Company in 1996 at $.10 per share. The shares were purchased from two employees who left the Company in 1996.

     STOCK OPTION PLAN

     Options to purchase common stock under the Company's stock option plan are granted to employees and consultants at prices which approximate fair market value as determined by the Board of Directors. The options vest over four years for most employees and a combination of time and milestones for certain employees and consultants. The exercise and expiration dates of options are also determined by the Company's Board of Directors.

     In adopting SFAS No. 123 for options granted to consultants, the total compensation expense recognized in 1996 for compensation awards to consultants was $105,060.

     The Company applies APB Opinion No. 25 in accounting for its stock option plan for options granted to employees and accordingly, no compensation expense has been recognized in the financial statements. Had the Company determined compensation expense based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:


                                        1996                   1995
                                    -----------             ----------

Net loss               As reported  $(8,108,161)            (7,549,172)
                                    -----------             ----------
                       Pro forma    $(8,179,600)            (7,571,594)
                                    -----------             ----------

Loss per common share  As reported  $     (1.71)                 (2.28)
                                    -----------             ----------
                       Pro forma    $     (1.73)                 (2.29)
                                    -----------             ----------


     Pro forma net losses reflect compensation expense under SFAS No. 123 only for options granted in 1996 and 1995. Therefore, the full impact of calculating compensation expense for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation expense is reflected over the options' vesting period and compensation expense for options granted prior to January 1, 1995 is not considered.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996 and 1995: dividend yield of 0 percent, expected volatility of 63 percent, risk free interest rate of 5.8 percent, and expected life of 4.25 years.

     A summary of the status of the Company's stock options as of December 31, 1996, 1995, and 1994 and changes during the period ending on those dates is presented below:

                                         1996                              1995                                   1994
                             ----------------------------       ----------------------------           --------------------------
                                               Weighted-                         Weighted-                             Weighted-
                                               average                            average                               average
                             Shares            exercise          Shares           exercise              Shares          exercise
                             (000)'s            price            (000)'s           price                (000)'s          price
                             ---------        -----------       ----------       -----------           ----------       ----------
Outstanding at beginning
 of year                      5,093            $  .12             2,254             $  .10               1,542            $  .10


Granted                       3,635              0.19             2,989               0.13                 712              0.09
Cancelled                    (1,791)            (0.10)             (104)             (0.03)                  -                 -
Exercised                    (1,863)             0.10               (46)             (0.11)                  -                 -
                             ------            ------             -----             ------               -----            ------

Outstanding at end of year    5,074            $ 0.18             5,093             $ 0.12               2,254            $ 0.10

Options exercisable at end


Options exercisable at end
    of year                  1,921             $  .15             1,875             $  .10                 392            $  .10

Weighted-average fair
    value of options
    granted during the
    year                                       $  .11                               $  .05                                $  .03

     The following table summarizes information about stock options outstanding at December 31, 1996:

                            OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                 --------------------------------------------   ---------------------------
     Range                  Weighted-avg.
      of                      remaining         Weighted-avg.                 Weighted-avg.
exercise prices  Number    contractual life     exercise price   Number       exercise price
---------------  ------    ----------------     --------------   ------       --------------
$ .01 - .03       54,697       8.82 years            $.02           54,697        $.02
        .10    3,830,513       8.5                    .10        1,600,396         .10
   11 - .17       63,783       8.42                   .16           45,413         .15
        .25      480,000       9.5                    .25           52,514         .25
        .60      644,999       9.55                   .60          167,496         .60
-----------    ---------       -----------           ----        ---------        ----
$ .01 - .60    5,073,992       8.73                  $.18        1,920,516        $.15
               ---------                                         ---------

(9)  INCOME TAXES

     A reconciliation of tax credits computed at the statutory federal tax rate on loss from operations before income taxes to the actual income tax expense is as follows:

                                                                1996              1995             1994
                                                             -----------        ----------      ----------
Tax provision (credit) computed at the statutory rate        $(2,838,000)       (2,642,000)     (3,043,000)
State income taxes, net of federal income tax provision
  (credit)                                                      (324,000)         (284,000)       (244,000)
Purchase of in-process technology                                      -           155,000         903,000
Book expenses not deductible for tax purposes                      6,000             5,000           3,000
Research and experimentation tax credit                           41,000          (263,000)       (241,000)
Change in the beginning of the year valuation
  allowance for deferred tax assets allocated to tax           3,086,000         3,032,000        3,168,000
Expected tax benefit of acquired net  operating
  loss carryforwards                                                   -                 -         (582,000)
Other, net                                                        29,000            (3,000)          36,000
                                                             -----------        ----------      -----------

Income tax expense                                           $         -                 -                -
                                                             -----------        ----------      -----------

     Deferred income taxes reflect the net effects of net operating loss carryforwards and the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of December 31, 1996 and 1995, are as follows:

                                                                        1996              1995
                                                                     -----------       ----------
Deferred tax
      Net operating loss carryforwards                                $9,703,000        6,912,000
      Research and experimentation tax credit                            541,000          581,000
      Cumulative effect of using cash basis method of
         accounting for income tax purposes                              364,000          141,000
      Other                                                               41,000           15,000
      Property and equipment, principally due to
         differences in depreciation                                      66,000          (20,000)
                                                                     -----------       ----------

Total deferred tax                                                    10,715,000        7,629,000

Valuation allowance                                                  (10,715,000)      (7,629,000)
                                                                     -----------       ----------

Net deferred tax asset                                               $         -                -
                                                                     -----------       ----------

     The valuation allowance for deferred tax assets increased approximately $3,086,000, $3,032,000 and $3,168,000 for the years ended December 31,
     1996, 1995, and 1994, respectively.

     At December 31, 1996, the Company has net operating loss carryforwards of approximately $24,880,000 for federal income tax purposes which expire at various dates through 2011, including $1,493,000 which were acquired from the purchase of Theragen, Inc. (note 5). The Company also has research and experimentation tax credit carryforwards of $541,000 at December 31, 1996 which expire through 2011. These carryforwards may be significantly limited under the Internal Revenue Code as a result of ownership changes experienced by the Company.


(10) DEFINED CONTRIBUTION PLAN - 401(K)

     The Company has a defined contribution plan (the Plan) under Internal Revenue Code Section 401(k) which became effective on January 1, 1995. All full-time employees who have completed six months of service and are over age 21 are eligible for participation in the Plan. Participants may elect to have up to 15 percent of compensation contributed to the Plan. Under the Plan, the Company's contributions are discretionary. During the years ended December 31, 1996 and 1995, no discretionary contributions were made.

                                   EXHIBIT B

                                   UNAUDITED



                                 GENVEC,  INC.

                                 BALANCE SHEET
                              AS OF APRIL 30,1997

                                                    Current Period         Current Period
                                                       Actual                 Budget                Variance
                                                 -----------------------------------------------------------
ASSETS
Current Assets:
Cash and cash equivalents                            3,087,307              2,356,978                730,329
Short term investments                               1,296,606              2,579,124             (1,282,518)
Accounts receivable                                     51,162                103,712                (52,550)
Inventory                                                    -                      -                      -
Prepaids and other current assets                      378,819                164,928                213,891
                                                 -----------------------------------------------------------
   Total current assets                              4,813,894              5,204,742               (390,848)

Property, plant and equipment:
Building and improvements                              176,311                176,311                      -
Research equipment                                   1,569,575              1,496,000                 73,575
Office equipment                                        85,260                 70,091                 15,169
Furniture and fixtures                                  62,234                 58,256                  3,978
Production equipment                                         -                      -                      -
Assets under financing agreements                            -                      -                      -
Construction In Process                                      -                      -                      -
                                                 -----------------------------------------------------------
Gross property, plant and equipment                  1,893,380              1,800,658                 92,722

Accumulated depreciation                            (1,361,735)            (1,327,560)               (34,175)

   Net property, plant and equipment                   531,645                473,098                 58,547

Other assets:
Investments                                                  -                      -                      -
Other long term assets                                  37,950                 37,950                      -
Intangible assets                                            -                      -                      -
                                                 -----------------------------------------------------------
   Total other assets                                   37,950                 37,950                      -

   Total assets                                      5,383,489              5,715,790               (332,301)
                                                 ===========================================================

                                  GENVEC, INC.

                                   UNAUDITED

                                 BALANCE SHEET
                              AS OF APRIL 30,1997

                                        Current Period  Current Period
                                           Actual           Budget      Variance
                                      ------------------------------------------
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable                             234,797        264,011     (29,214)
Payroll liabilities                           53,742         54,593        (851)
Accrued expenses                             311,379        883,226    (571,847)
Unearned revenue                                   -              -           -
Current portion of notes payable                   -              -           -
Current portion of capital leases            339,344        339,344           -
Deferred taxes                                     -              -           -
Other current liabilities                          -              -           -
                                      ------------------------------------------

     Total current liabilities               939,262      1,541,174    (601,912)

Long Term Liabilities:
Long term notes payable                            -              -           -
Long term capital lease obligations           92,743         92,743           -
Unearned revenue                                   -              -           -
Deferred taxes                                     -              -           -
Other long term liabilities                        -              -           -
                                      ------------------------------------------

     Total liabilities                      1,032,005      1,633,917    (601,912)
                                      ------------------------------------------

Stockholders' equity:
Preferred stock                              342,907        342,907
Common stock                                  58,715         58,260
Additional paid in capital                34,099,703     34,095,613
Treasury stock                               (27,907)       (27,907)
Unrealized gain on investments                     -              -
Retained earnings (deficit)              (27,604,590)   (27,604,590)
Net profit / (loss)                       (2,517,344)    (2,782,410)
                                      ------------------------------------------

     Total stockholders' equity             4,351,484      4,081,873     269,611
                                      ------------------------------------------

 Total liabilities and equity              5,383,489      5,715,790    (332,301)
                                      =========================================

                                  GENVEC, INC.

                                   UNAUDITED

                        COMBINED STATEMENT OF OPERATIONS
                       FOR THE MONTH ENDED APRIL 30, 1997

                                   Current    Current
                                   Period     Period               Year to Date   Year to Date
                                   Actual     Budget     Variance     Actual         Budget     Variance
                                -------------------------------------------------------------------------
Revenues:
Product sales                           --         --         --             --             --         --
Other sales                             --         --         --             --             --         --
Contract research revenues              --         --         --             --             --         --
Royalties, licenses and other           --         --         --             --             --         --
revenues
                                -------------------------------------------------------------------------
Total revenues                          --         --         --             --             --         --

Cost of sale:
Cost of products sold                   --         --         --             --             --         --
Costs of other sales                    --         --         --             --             --         --
Cost of contract research               --         --         --             --             --         --
                                -------------------------------------------------------------------------
Total cost of sales                     --         --         --             --             --         --
   Gross margin                         --         --         --             --             --         --
                                -------------------------------------------------------------------------

Operating expenses:
General and administrative         167,710    176,500      8,790        718,170        753,376     35,206
Research and development           465,577    468,924      3,347      1,852,739      2,012,196    159,457
Clinical and regulatory             16,217     36,714     20,497         47,647         98,505     50,858
Product development                     --         --         --             --             --         --
Manufacturing                           --         --         --             --             --         --
                                -------------------------------------------------------------------------
Total operating expenses           649,504    682,138     32,634      2,618,556      2,864,077    245,521
                                -------------------------------------------------------------------------
Operating income (loss)           (649,504)  (682,138)    32,634     (2,618,556)    (2,864,077)   245,521

Other income and expense:
Interest income                     30,372     23,750      6,622        117,853         95,000     22,853
Interest expense                     3,740      3,333       (407)        16,641         13,333     (3,308)
Gain (loss) disposal of assets          --         --         --             --             --         --
Other income (expense)                  --         --         --             --             --         --
                                -------------------------------------------------------------------------
Net other income and expense        26,632     20,417      6,215        101,212         81,667     19,545
Income (loss) before taxes        (622,872)  (661,721)    38,849     (2,517,344)    (2,782,410)   265,066
Provision for income taxes              --         --         --             --             --         --
                                -------------------------------------------------------------------------
Net income (loss)                 (622,872)  (661,721)    38,849     (2,517,344)    (2,782,410)   265,066
                                =========================================================================

                                  GENVEC, INC.

                                   UNAUDITED

                        COMBINED STATEMENT OF OPERATIONS
                       FOR THE MONTH ENDED APRIL 30, 1997


                                Current              Current                                Year To       Year To
                                Period                Period                                 Date          Date
                                Actual                Budget                Variance        Actual        Budget         Variance
                                ---------------------------------------------------------------------------------------------------
Cash flows used in operating
 activities:
   Net loss                         (622,872)        (661,721)         38,849        (2,517,344)       (2,782,410)        265,066
   Adjustments to reconcile net
    loss used in operating
    activities:
   Depreciation expense               42,259           33,333           8,926           167,507           133,333           34,174
   Decrease (increase) in
    other current assets            (205,424)               -        (205,424)         (161,341)                -         (161,341)
   Decrease (increase) in
    other assets                           -                -               -                 -                 -                -
   Increase (decrease) in
    accounts payable and
    accrued expenses                (104,546)               -        (104,546)         (601,911)                -         (601,911)
                                ---------------------------------------------------------------------------------------------------
Net cash used in operating
 activities                         (890,583)        (628,388)       (262,195)       (3,113,089)       (2,649,077)        (464,012)
                                ---------------------------------------------------------------------------------------------------
Cash flows provided by
 (used for) Investing activities:

   Maturity (purchase) of
    Short Term investments           977,327                -         977,327         1,282,518                 -        1,282,518

   Purchase of property
    and equipment                    (28,682)               -         (28,682)          (92,722)                -          (92,722)

Net cash used for
 investing activities                948,645                -         948,645         1,189,796                 -        1,189,796
                                ---------------------------------------------------------------------------------------------------

Cash flows provided by (used in)
  financing activities:
   Proceeds from issuance
    of stock                             927                -             927             4,545                 -            4,545
   Payments under capital
    lease obligations                (35,464)         (35,464)              -          (140,171)         (140,171)               -
                                ---------------------------------------------------------------------------------------------------

Net cash used in financing
 activities                          (34,537)         (35,464)            927          (135,626)         (140,171)           4,545
                                ---------------------------------------------------------------------------------------------------

Decrease in cash and cash
 equivalents                          23,525         (668,852)        687,377        (2,058,919)       (2,789,248)         730,329

Cash and cash equivalents,
 beginning of period               3,063,782        3,020,830          42,952         5,146,226         5,146,226                -

Cash and cash equivalents,
 end of period


Liabilities in excess of $250,000

          Sponsored Research Agreement by and between Cornell University for its medical college, and the Company, dated as of May 18, 1993, and related Side Letter Agreement by Cornell University, dated May 18, 1993.

          Exclusive License Agreement by and between ARCH Development Corporation, Dana-Farber Cancer Institute and the Company, effective May 26, 1993, amended January 1, 1994 (currently under renegotiation).

          Exclusive License Agreement by and between ARCH Development Corporation and the Company, effective May 26, 1993 (currently under renegotiation).